 Exhibit 10

AMENDMENT NUMBER SEVEN TO CREDIT AGREEMENT

This Amendment Number Seven to Credit Agreement (“Amendment”) is entered into as of May 14, 2010, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO CAPITAL FINANCE, INC., a California corporation, formerly known as Wells Fargo Foothill, Inc., as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), on the one hand, and TELTRONICS, INC., a Delaware corporation (“Borrower”), on the other hand, with reference to the following facts:

A. Borrower, Agent, and Lenders have previously entered into that certain Credit Agreement, dated as of May 31, 2007 (as amended and modified, from time to time, the “Agreement”).

B. Borrower is in non-compliance with clause (v) of Section 2.4(c) (Mandatory Prepayments) of the Agreement in that Borrower has failed to prepay, on or before April 10, 2010, the outstanding principal amount of the Obligations in accordance with clause (ii) of Section 2.4(d) (Application of Payments) of the Agreement in an amount equal to 50% of the Excess Cash Flow of Borrower and its Subsidiaries for the fiscal year ended December 31, 2009 (the “Existing Event of Non-Compliance”).

C. Borrower has requested that Agent and Lenders waive the Existing Event of Non-Compliance and make certain amendments to the Agreement as provided for and on the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and supplement the Agreement as follows:

1.    DEFINITIONS.  All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2.    AMENDMENTS.

(a) The principal amortization set forth in the table under Section 2.2 (Term Loan) of the Agreement is hereby amended by deleting such table in its entirety and replacing it with the following:

Date	Installment Amount
July 1, 2007 and the first day of each month thereafter through and including December 1, 2010	$97,366.67
January 1, 2011 and the first day of each month thereafter	$116,317.00

(b) Schedule 5.3 (Financial Statements, Reports, Certificates) to the Agreement is hereby amended by adding the following clause thereto:

promptly, but in any event within 3 Business Days after Borrower’s receipt thereof,	(l) copies of all material notices, reports and documentation received from the New York City Board of Education.

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(c) Clause (a) of Section 6.16 (Minimum EBITDA) of the Agreement is hereby amended by deleting the April 30, 2010 financial covenant set forth therein in its entirety and replacing it with the following for such month:

Required Amount	Applicable Period
$5,310,000	For the 12 month period ending 4/30/10

(d) Clause (b) of Section 6.16 (Minimum Fixed Charge Coverage Ratio) of the Agreement is hereby amended by deleting the April 30, 2010 financial covenant set forth therein in its entirety and replacing it with the following for such month:

Applicable Ratio	Month Ending
1.65:1.00	For the 12 month period ending 4/30/10

3.   SMARTCALL ACQUISITION.  Borrower has informed Agent that Teltronics UK is currently in negotiations to acquire all of the issued and outstanding shares of SmartCall (the “Acquisition”).  Pursuant to the terms of the Credit Agreement, the consummation of the Acquisition is not permitted without the prior written consent of Agent.  Agent’s will not unreasonably withhold its consent so long as (a) No Default or Event of Default have occurred and be continuing at the time the Acquisition is consummated or would result immediately after giving effect to the Acquisition, (b) Agent has reviewed and approved the final purchase documents in connection with the Acquisition, (c) all the terms and conditions of the Acquisition are satisfactory to Agent in its sole discretion, (d) all documents or agreements necessary or, in the opinion of the Agent, desirable to be delivered, executed, or recorded in connection with such consent (in form and substance satisfactory to the Agent), have been so delivered, executed, or recorded, and (e) any other requirements to be requested by Agent in connection with such consent have been satisfied.

4.   WAIVER OF EXISTING EVENT OF NON-COMPLIANCE.  Upon the terms and subject to the conditions set forth in this Amendment, Agent and Lenders hereby waive the Existing Event of Non-Compliance as of the date first set forth in Recital B above.  This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle Borrower to any other or further waiver in any similar or other circumstances.

5.   REPRESENTATIONS AND WARRANTIES.  Borrower hereby affirms to Agent and Lenders that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

6.   NO DEFAULTS.  Other than the Existing Event of Non-Compliance, Borrower hereby affirms to Agent and Lenders that no Event of Default has occurred and is continuing as of the date hereof.

7.   CONDITIONS PRECEDENT.  The effectiveness of this Amendment is hereby conditioned upon receipt by Agent of (i) a fully executed copy of this Amendment from each party hereto, (ii) a fully executed copy of the Amended and Restated Fee Letter, and (iii) a fully executed copy of the Reporting Side Letter Agreement, each in form and substance satisfactory to Agent.

8.   REAFFIRMATION.  Borrower hereby acknowledges and reaffirms (i) all of its obligations and duties under the Loan Documents, and (ii) that the Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral as provided in Section 5.2(d) of the Security Agreement.

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9.   COSTS AND EXPENSES.  Borrower shall pay to Agent and Lenders all of Agent’s and Lenders’ out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

10.   LIMITED EFFECT.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

11.   GENERAL RELEASE.  IN CONSIDERATION OF AGENT AND LENDERS AGREEING TO ENTER INTO THIS AMENDMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, BORROWER HEREBY RELEASES AND DISCHARGES AGENT AND LENDERS, THEIR AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, AND ASSIGNS, FROM ANY AND ALL CLAIMS, LIABILITIES, RIGHTS AND OBLIGATIONS, OF ANY NATURE WHATSOEVER, WHETHER SOUNDING IN TORT OR CONTRACT, ARISING PRIOR TO THE DATE HEREOF RELATING TO THE OBLIGATIONS, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS RELEASE SHALL BE EFFECTIVE NOTWITHSTANDING, AND BORROWER HEREBY WAIVES ANY AND ALL RIGHTS ARISING UNDER OR WITH RESPECT TO, CALIFORNIA CIVIL CODE SECTION 1542 (OR ANY NEW YORK LAW EQUIVALENT) WHICH PROVIDES:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

12.   COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.  This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.  This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TELTRONICS, INC., a Delaware corporation
By:	/s/ Angela L. Marvin
Name:	Angela L. Marvin
Title:	CFO

WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as Agent, Lender and Required Lender
By:	/s/ Tiffany Ormon
Name:	Tiffany Ormon
Title:	Director

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Amendment Number Seven